ESCROW AGREEMENT

   This Escrow Agreement (herein "Agreement") entered into on the    day of ,
   1996, by and between VISION HEALTH CARE, INC., a Florida corporation (herein "Buyer"), VISION CARE, INC. a Florida not-for-profit corporation (herein "Seller"), and Compass Bank, an Alabama State banking association (herein "Escrow Agent"), all being duly authorized to execute and deliver this Agreement.

                                    RECITALS

   WHEREAS, Buyer and Seller desire that, and have requested Escrow Agent to be engaged as agent in accordance with the terms and conditions hereof to hold on behalf of investors the funds raised by Buyer in a public offering to be applied toward the purchase price of assets that Buyer has agreed to buy from Seller, such funds to be held in escrow pending the satisfaction of the conditions to the closing of the asset purchase. Said funds shall be deposited in an account maintained with Escrow Agent and designated as the "Vision Health Care, Inc. Escrow" (the "Escrow Account"); and

   WHEREAS, Escrow Agent is willing to perform such services in accordance with the terms and conditions hereof and has established the Escrow Account hereunder;

   NOW, THEREFORE, in consideration of the foregoing and of the agreements hereinafter set forth and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                      TERMS

   SECTION 1.     ESCROW AGENT.

   A. Buyer and Seller hereby designate and appoint Escrow Agent their agent hereunder to serve in accordance with the terms and conditions of this Agreement. Escrow Agent hereby accepts such appointment and agrees to act as such agent in accordance with such terms and conditions.

   B. The duties and responsibilities of Escrow Agent shall be limited to those expressly set forth in this Agreement including the duties set forth in Exhibit A. Notwithstanding anything herein to the contrary, the Escrow Account shall be the sole source of funds for any payment made by Escrow Agent pursuant to this Agreement. No implied duties of Escrow Agent shall be read into this Agreement and Escrow Agent shall not be subject to, or obliged to recognize any other agreement between, or direction or instruction of, any or all the parties hereto even though reference thereto may be made herein.

   C. Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished, or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

   D. Escrow Agent may rely, and shall be protected in acting or refraining from acting, upon any instrument furnished to it hereunder and believed by it to be genuine and believed by it to have been signed or presented by the appropriate party or parties (including without limitation, with respect to any party which is a corporation, any instrument purporting to have been signed on its behalf by an authorized officer listed on Exhibit B hereto (which list may from time to time be revised by such corporation).

   E. Unless otherwise specifically indicated herein, Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited or received hereunder. All such collections shall be subject to the usual collection agreement regarding items received by its commercial banking department for deposit or collection. It shall not be required or have a duty to (i) notify anyone of any payment or maturity under the terms of any instrument deposited or received hereunder, or (ii) take any legal action to enforce payment of any check, note or security deposited or received hereunder. In the event that any funds, including cleared funds, deposited in the Escrow Account prove uncollectible after the funds represented thereby have been released by Escrow Agent pursuant to this Agreement, Buyer shall immediately reimburse Escrow Agent upon request for the face amount of such check or checks, together with reasonable and customary charges and expenses related thereto, and Escrow Agent shall deliver the returned checks or other instruments to Buyer. Buyer acknowledges that its obligation in the preceding sentence shall survive the termination of this Agreement. Escrow Agent shall have no liability for, or obligation to, pay interest on any money deposited or received hereunder.

   F. Escrow Agent may consult with legal counsel of its own choosing with respect to any matter concerning this Agreement and shall be fully protected in acting or refraining from acting in good faith and in accordance with the opinion of such counsel. Any reasonable fees and expenses of such legal counsel shall be considered part of the fees and expenses of Escrow Agent described in Section 3 below.


   SECTION 2. NOTICES.

        Any notices which Escrow Agent is required or desires to give hereunder to any other party hereto shall be in writing and may be given by mailing the same to the address indicated below opposite the signature of such party (or to such other address as such party has theretofore substituted therefore by written notification to Escrow Agent), by United States mail, postage prepaid or by overnight courier. For all purposes hereof any notice so sent shall be as effectual only when actually received by the party to whom it was sent by Escrow Agent. Notices to Escrow Agent shall be in writing and shall not be deemed to be given until actually received by Escrow Agent's Corporate Trust department employee or officer who administers the Escrow Account pursuant to this Agreement. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday or Bank Holiday, such time shall be extended to the next day on which Escrow Agent is open for business.

   SECTION 3. FEES AND EXPENSES OF ESCROW AGENT.

        Buyer agrees to pay the fees, costs and expenses (including counsel fees and expenses) of Escrow Agent in accordance with Exhibit C and upon immediate receipt of an invoice. Escrow Agent shall have a first lien on any property held hereunder for payment of such fees, costs and expenses. If such fees, costs and expenses are not promptly paid, Escrow Agent shall have the right to (a) sell the property held hereunder and reimburse itself from the proceeds of such sale, or (b) reimburse itself from the cash held hereunder.

   SECTION 4. LIMITED LIABILITY OF ESCROW AGENT

        Escrow Agent shall not be responsible for the sufficiency or accuracy, or the form, execution, validity or genuineness, of documents or securities now or hereafter deposited or received hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of any person executing, depositing or delivering or purporting to execute, deposit or deliver any such document, security or endorsement or this Agreement, or on account of or by reason of forgeries, false representations, or the exercise of its discretion in any particular manner, nor shall Escrow Agent be liable for any mistake of fact or of law or any error of judgment, or for any act or omission, except as a result of its gross negligence or willful malfeasance. Escrow Agent's liability for any grossly negligent performance or non-performance shall not exceed its fees and charges in connection with the services provided hereunder. Under no circumstances shall Escrow Agent be liable for any general or consequential damages or damages caused, in whole or in part, by the action or inaction of Buyer or Seller or any of their respective agents or employees. Escrow Agent shall not be liable for any damage, loss, liability, or delay caused by accidents, strikes, fire, flood, war, riot, equipment breakdown, electrical or mechanical failure, acts of God or any cause which is reasonably unavailable or beyond its reasonable control.

   SECTION 5.  RIGHTS OF ESCROW AGENT CONCERNING DISAGREEMENTS

        In the event that Escrow Agent, in good faith, is in doubt (for any reason) as to an action to be taken pursuant to this Agreement, Escrow Agent shall have the absolute right at its election to do any or all of the following: (i) refuse to comply with any claims or any demands made on it; (ii) withhold and stop all further proceeding in, and performance of, this Agreement and the escrow made the basis hereof; or (iii) file a suit in interpleader in a court of competent jurisdiction and obtain an order from the court requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and Escrow Agent shall be entitled to continue to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all the interested persons, and Escrow Agent shall have been notified thereof in writing signed by all such persons. The rights of Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise. In the event such interpleader action is brought, Escrow Agent shall be fully released and discharged from all obligations and all duties or obligations imposed upon it by this Agreement as it relates to the Escrow Account, or any portion thereof, so interpleaded.

   SECTION 6. INDEMNIFICATION OF ESCROW AGENT.

        Buyer and Seller hereby agree jointly and severally to protect, defend, indemnify and hold harmless Escrow Agent against and from any and all costs, losses, liabilities, expenses (including reasonable counsel fees and expenses) and claims imposed upon or asserted against Escrow Agent on account of any action taken or omitted to be taken in connection with its acceptance of or performance of its duties and obligations under this Agreement as well as the costs and expenses of defending itself against any claim or liability arising out of or relating to this Agreement. In case any action or proceeding is brought against Escrow Agent by reason of any such claim, Buyer and Seller covenant upon notice from Escrow Agent to resist or defend such action or proceeding at their own expense.
        This indemnification shall survive the release, discharge, termination, and/or satisfaction of the Agreement.

   SECTION 7. RESIGNATION OF ESCROW AGENT.

        It is understood that Escrow Agent reserves the right to resign as Escrow Agent at any time by giving written notice of its resignation, specifying the effective date thereof, to each other party hereto. Within thirty (30) days after receiving the aforesaid notice, the other party or parties hereto shall appoint a successor Escrow Agent to which Escrow Agent may distribute the property then held hereunder. If a successor Escrow Agent has not been appointed and has not accepted such appointment by the end of such thirty (30) day period, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent and the fees, costs and expenses (including reasonable counsel fees and expenses) which it incurs in connection with such a proceeding shall be paid by Buyer.

   SECTION 8. TERMINATION.

        Escrow Agent, having delivered all of the property contained in the Escrow Account pursuant to the terms of this Escrow Agreement, shall thereafter be discharged from any further obligation hereunder. If, by its terms, this Agreement shall not have been previously terminated, then it, shall terminate on the 1st day of December, 1996, at which time the property then held hereunder shall be distributed as provided in Exhibit A.

   SECTION 9. ENTIRE AGREEMENT.

        This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to such subject matter. Escrow Agent is not a party to, nor is it bound by, nor need it give consideration to the terms or provisions of, any other agreement or undertaking between Buyer and Seller or between either of them and any other persons. Unless otherwise provided in this Agreement, Escrow Agent shall have no duty to determine or inquire into the happening or occurrence of any event or contingency or the performance or failure of performance of any party to this Agreement with respect to arrangements or contracts with each other or with others.

   SECTION 10. MODIFICATION.

        None of the terms or conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by Buyer, Seller, and Escrow Agent.

   SECTION 11. ENFORCEABILITY.

   A. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   B. This Agreement shall be binding upon, and inure to the benefit of, and be enforceable by and against the respective successors and assigns of the parties to this Agreement.

   C. This Agreement shall be construed, enforced and administered in accordance with the laws of the State of Florida.

   D. This Agreement is entered into expressly for the benefit of Buyer and Seller who shall have, and be entitled to enforce, the rights granted to them herein. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any other person, firm or corporation any rights or remedies under or by reason of this Agreement

   SECTION 12. HEADINGS DESCRIPTIVE.

        The headings of the several sections of the Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this agreement.

   SECTION 13. EXECUTION IN COUNTERPARTS.

        This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all of which shall together constitute one and the same instrument.

   IN WITNESS WHEREOF, Buyer, Seller, and Escrow Agent have caused this agreement to be executed by their authorized representatives as of the date first above written.


      VISION HEALTH CARE, INC. ("Buyer")


   BY:

   Its:


      VISION CARE, INC. ("Seller")


   BY:

   Its:


      COMPASS BANK ("Escrow Agent")


   BY:

   Its:

                                    EXHIBIT A

                    ESCROW AGENT DUTIES AND RESPONSIBILITIES

   Following the effectiveness of Buyer's Form S-1 registration statement (SEC File No. 333-3530) with the Securities and Exchange Commission, Buyer shall forward to Escrow Agent for deposit into the Escrow Account checks that Buyer receives from investors for the subscription price of shares of Buyer's Common Stock being offered pursuant to such registration statement. Each such check shall be accompanied by a photocopy of the Signature Pages from the applicable investor's Subscription Agreement, which Signature Pages shall be in substantially the form attached hereto, and shall contain the name, address and Social Security number or Federal Taxpayer Identification number of the investor and the amount of funds being deposited into the Escrow Account on behalf of such investor. Buyer may also cause wire transfers of funds to be made to Escrow Agent for deposit into the Escrow Account, in which case Buyer shall separately transmit the applicable investor's Signature Pages to Escrow Agent, together with a notation that the investor's funds are being sent by wire transfer.

   Escrow Agent shall invest all amounts in the Escrow Account in Permitted Investments. In the absence of any additional or contrary directions from Buyer in writing, Permitted Investments shall consist of short-term direct obligations of the United States or money market funds that invest in short-term direct obligations of the United States and are rated at least AAA by either Moody's or Standard & Poor's.

   Upon receipt by Escrow Agent on or before November 30, 1996, of written instructions signed by an authorized officer of Buyer and Seller that the conditions to the closing of Buyer's asset purchase from Seller have not been satisfied and that Buyer and Seller wish to terminate the Escrow Account, or in the event that Escrow Agent does not receive any written instructions from Buyer and Seller on or before November 30, 1996 regarding the distribution of the Escrow Account, Escrow Agent shall return to each investor the amount of such investor's funds originally deposited into the Escrow Account, at such person's address set forth on the investor's Signature Pages previously delivered to Escrow Agent, together with a pro rata share of all earnings on the Escrow Account, prorated based on the amount of such investor's funds deposited into the Escrow Account and the number of days such funds have been held in the Escrow Account. Escrow Agent shall provide to each such investor a report of the amount of earnings paid to such investor no later than the deadline required by and otherwise in accordance with applicable requirements of the Internal Revenue Code.

   Upon receipt by Escrow Agent on or before November 30, 1996 of written instructions signed by an authorized officer of Buyer and Seller that the conditions to the closing of Buyer's asset purchase from Seller have been satisfied, Escrow Agent shall transfer to Seller by check or wire transfer, as specified by Buyer and Seller in their instructions, all the funds in the Escrow Account, including all earnings thereon. All such earnings shall be deemed for Buyer's account, to be applied against the asset purchase price, and shall be reported by Escrow Agent to the Internal Revenue Service as having been earned by Buyer.

   Any notices referred to in this Exhibit A may be made by telecopy, provided that a representative of Buyer or Seller confirm by telephone with Escrow Agent's Corporate Trust Department officer who administers the Escrow Account that the notice has been received and is legible and provided further that the manually signed copy of the notice is sent to Escrow Agent by U.S. mail. Any notices to be signed by Buyer and Seller may be signed in counterparts, each of which shall be deemed an original.

                             SUBSCRIPTION AGREEMENT

                             VISION HEALTH CARE INC.



   Vision Health Care, Inc.
   100 West Bay Street
   Jacksonville, FL 32202

   ATTN:  Board of Directors

   Gentlemen:

        The undersigned, by signing the Signature Page attached hereto, hereby tenders this subscription to you as the Board of Directors of Vision Health Care, Inc., a corporation organized under Florida law (the "Company"), and applies for the purchase of the total number of shares of Common Stock (the "Shares") shown hereinafter, at a price of $10.00 per Share, on the terms and conditions (including but not limited to the escrow arrangements described under the caption "Plan of Distribution") set forth in the Company's Prospectus dated ______________, 1996, together with all exhibits and any supplements (the "Prospectus"), which is incorporated herein by reference.

   Representations and Warranties

        The undersigned hereby represents and warrants to you as follows:

        I. The undersigned: (i) can bear the risk of investment in the Company; (ii) has an overall commitment to investments that are not readily marketable which is not disproportionate to the undersigned's net worth, and the undersigned's investment in the Shares will not cause such overall commitment to become excessive; and (iii) finds the objectives of the Company are compatible with the undersigned's investment goals.

        II. The undersigned is a permanent resident of the state indicated on the Signature Page below and intends to remain a resident of such state.

        The undersigned acknowledges and agrees that the undersigned is not entitled to cancel, terminate or revoke this subscription, or any agreements of the undersigned hereunder; provided, however, that if the Board of Directors shall not accept this subscription, all agreements of the undersigned hereunder shall automatically be canceled, terminated and revoked.

        This offering is scheduled to terminate on September 30, 1996. However, the Company has the right to extend the subscription period 60 days to a date not later than November 30, 1996, in which case the Company will contact all subscribers, informing them of the extended escrow period, and permitting any subscriber who wishes to do so to withdraw or modify his or her subscription.

                            VISION HEALTH CARE, INC.
                                 SIGNATURE PAGE

        SUBSCRIPTION. The undersigned hereby execute(s) the Subscription Agreement, which is included as an exhibit to the Prospectus of Vision Health Care, Inc. The undersigned subscribe(s) for Shares as follows:

        (1)  Number of Shares (minimum - 250 Shares;
             maximum - 2,500 Shares)                          _______________

        (2)  Amount of check ($10.00 per Share) [make
                                                             $_______________
             checks payable to Compass Bank, as
             Escrow Agent for Vision Health Care, Inc.]

   Exact name or names (registration) investor desires on record:


                             (Please Print or Type)

   Executed this        day of                        , 1996, at
   ___________________________, ___________________________
                  (City)                (State)

   _________________________________  x____________________________________
   Print or Type Name(s)                   Signature

   _________________________________  _____________________________________
                                      Signature of any Co-Subscriber

   _________________________________  ______________________________________
   Street Address                     Social Security or Taxpayer ID No.

   __________________________________________________________________________
   City                  State             Zip           Telephone Number

   ________________________________________
   Residence Address (if different)

   ____________________________________________________
   City                  State             Zip


   Accepted this ___ day of __________, 1996:

   VISION HEALTH CARE, INC.

   By:_____________________________________
      Peter D. Liane, O.D., President

                                    EXHIBIT B


                       AUTHORIZED OFFICERS OF THE PARTIES




   VISION HEALTH CARE, INC. (Buyer):




                     Peter D. Liane, President



                Howard J. Braverman, Chairman




   VISION CARE, INC. (Seller):




   John W. McClane, III, Chairman - Special Committee



                Terrance W. Naberhaus, Chairman

                                    EXHIBIT C

                       SUBSCRIPTION ESCROW AGENT SERVICES

   SCHEDULE OF FEES AND EXPENSES

   Acceptance Fee:                                                  $1,000

   To accept the appointment and take on the responsibilities of Subscription Escrow Agent. Should there be any significant changes or modifications to Compass Bank's standard Escrow Agreement, legal expenses incurred in document review will be borne by the parties in interest.

   Administration Fee:

   Receiving deposits from two or more investors or subscribers, providing investor recordkeeping, and investment of funds as directed.

        Up to $10,000,000 in aggregate deposits           .050%
        Next $20,000,000 in aggregate deposits            .020%
        Next $20,000,000 in aggregate deposits            .008%
        Next $20,000,000 in aggregate deposits            .007%
        Balance of Deposits                               .005%

        Minimum Annual Fee:  $2,000 for any portion of the year

        In case of return of subscription funds
         to investors:      $10 per participant

        Allocation of interest, disbursements and 1099 reporting

   Transaction Charges:

   Normal transactions including book entries, cash receipts and disbursements, and wire transfers will be done at no charge. Foreign securities will be assessed transaction fees as incurred.

   Out-of-Pocket Expenses:

   The cost of all business expenses including, but not limited to, legal counsel fees and expenses, travel, postage, checks, stationary, printing, messenger delivery or other direct or indirect expenses which can be allocated will be added to our regular service.

   The fees quoted in this schedule apply to services ordinarily rendered in administering an escrow account and are subject to reasonable adjustment when Escrow Agent is called upon to undertake unusual duties or as changes in the law, procedures or the cost of doing business demand. Fees for extraordinary administrative time may be charged in the event Escrow Agent performs duties not contemplated at the time of execution of this agreement.

   Unless otherwise agreed upon, the Acceptance Fee and the first year Administration Fee are payable upon the execution of the Agreement whether or not the escrow account is funded. The Acceptance Fee is not refundable.